UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-X

APPOINTMENT OF AGENT FOR SERVICE OF PROCESS AND
UNDERTAKING

    Name of issuer or person filing ("Filer"):  Ocean Ventures Inc.

    This is [check one]

    [X] an original filing for the Filer

    [ ] an amended filing for the Filer

    Identify the filing in conjunction with which this Form is being filed:

    Name of registrant: Ocean Ventures Inc.

    Form type: Form 10-SB

    File Number (if known):

    Filed by: Ocean Ventures Inc.

    Date Filed (if filed concurrently, so indicate): concurrently

    The Filer is incorporated or organized under the laws of the Province of Alberta, Canada and has its principal place of business at:

    604 - 750 West Pender Street

    Vancouver, British Columbia, Canada V6C 2T7 Telephone (604) 669-2615

    The Filer designates and appoints Dennis Sinclair ("Agent") located at:

    Suite 1000 - 120 North LaSalle Street

    Chicago, Illinois., U.S.A. 60602 Telephone (312) 920-9120

    as the agent of the Filer upon whom may be served any process, pleadings, subpoenas, or other papers in any investigation or administrative proceeding conducted by the Commission; and

      any civil suit or action brought against the Filer or to which the Filer has been joined as defendant or respondent, in any appropriate court in any place subject to the jurisdiction of any state or of the United States or of any of its territories or possessions or of the District of Columbia, where the investigation, proceeding or cause of action arises out of or relates to or concerns (i) any offering made or purported to be made in connection with the securities registered or qualified by the Filer on Form 10-SB on May (insert date), 2001 or any purchases or sales of any security in connection therewith; (ii) the securities in relation to which the obligation to file an annual report on Form 40-F arises or any purchases or sales of such securities; (iii) any tender offer for the securities of a Canadian issuer with respect to which filings are made by the Filer with the Commission on Schedule 13E-4F, 14D-1F or 14D-9F; or (iv) the securities in relation to which the Filer acts as trustee pursuant to an exemption under Rule 10a-5 under the Trust Indenture Act of 1939. The Filer stipulates and agrees that any such civil suit or action or administrative proceeding may be commenced by the service of process upon, and that service of an administrative subpoena shall be effected by service upon such agent for service of process, and that service as aforesaid shall be taken and held in all courts and administrative tribunals to be valid and binding as if personal service thereof had been made.

    Each person filing this Form in connection with:

      the use of Form F-9, F-10, 40-F, or SB-2 or Schedule 13E-4F, 14D-1F or 14D-9F stipulates and agrees to appoint a successor agent for service of process and file an amended Form F-X if the Filer discharges the Agent or the Agent is unwilling or unable to accept service on behalf of the Filer at any time until six years have elapsed from the date the issuer of the securities to which such Forms and Schedules relate has ceased reporting under the Exchange Act;

      the use of Form F-8, Form F-80 or Form CB stipulates and agrees to appoint a successor agent for service of process and file an amended Form F-X if the Filer discharges the Agent or the Agent is unwilling or unable to accept service on behalf of the Filer at any time until six years have elapsed following the effective date of the latest amendment to such Form F-8, Form F-80 or Form CB;

      its status as trustee with respect to securities registered on Form F-7, F-8, F-9, F-10, F-80, or SB-2 stipulates and agrees to appoint a successor agent for service of process and file an amended Form F-X if the Filer discharges the Agent or the Agent is unwilling or unable to accept service on behalf of the Filer at any time during which any of the securities subject to the indenture remain outstanding; and

      the use of Form 1-A or other Commission form for an offering pursuant to Regulation A stipulates and agrees to appoint a successor agent for service of process and file an amended Form F-X if the Filer discharges the Agent or the Agent is unwilling or unable to accept service on behalf of the Filer at any time until six years have elapsed from the date of the last sale of securities in reliance upon the Regulation A exemption.

    Each filer further undertakes to advise the Commission promptly of any change to the Agent's name address during the applicable period by amendment of this Form, referencing the file number of the relevant form in conjunction with which the amendment is being filed.

    Each person filing this Form, other than a trustee filing in accordance with General Instruction I(a) of this Form, undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to so by the Commission staff, information relating to: the Forms, Schedules and offering statements described in General Instructions I(a), I(b), I(c), I(d) and I(f) of this Form, as applicable; the securities to which such Forms, Schedules and offering statements relate; and the transactions in such securities.

The Filer certifies that it has duly caused this power of attorney, consent, stipulation and agreement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada this 19th day of April, 2001.

OCEAN VENTURES INC.

By: /s/ Raymond Mol
Raymond Mol, President/Director
April 19, 2001

By: /s/ Richard Haderer
Richard Haderer, Secretary/Director
April 19, 2001

By: /s/ Dennis Sinclair
Dennis Sinclair, Director
April 18, 2001

By: /s/ Greg Burnett
Greg Burnett, Director
April 18, 2001

By: /s/ Jerry McKenzie
Jerry McKenzie, Director
April 23, 2001

/s/ Dennis Sinclair
By: Dennis Sinclair
Title: Agent, Director of Filer
April 18, 2001